Exhibit 99.1
BANKUNITED, INC. REPORTS 2023 RESULTS

Miami Lakes, Fla. — January 26, 2024 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter and year ended December 31, 2023.
"We finished the year with continued improvement on both sides of our balance sheet, expanding margin and strong credit performance. We are benefiting from a strong economy in our primary market and are looking forward to 2024 with great optimism" said Rajinder Singh, Chairman, President and Chief Executive Officer.
For the quarter ended December 31, 2023, the Company reported net income of $20.8 million, or $0.27 per diluted share, compared to $47.0 million, or $0.63 per diluted share, for the immediately preceding quarter ended September 30, 2023 and $64.2 million, or $0.82 per diluted share, for the quarter ended December 31, 2022. For the year ended December 31, 2023, the Company reported net income of $178.7 million, or $2.38 per diluted share, compared to $285.0 million, or $3.54 per diluted share, for the year ended December 31, 2022. Results for the quarter ended December 31, 2023 were negatively impacted by $41.8 million of notable items impacting income before taxes, related to the FDIC special assessment and a loss on sale of operating lease equipment as detailed below.
Quarterly Highlights
•Two notable items totaling $41.8 million impacted income before income taxes for the quarter ended December 31, 2023 (in thousands):

FDIC special assessment	$35,356
Loss on sale of operating lease equipment	6,479
$41,835
The loss on sale of operating lease equipment of $6.5 million compares to a gain of $4.2 million on sale of operating lease equipment in the immediately preceding quarter, for a variance of $10.7 million.
•We continued to execute on near-term strategic priorities this quarter:
◦The net interest margin, calculated on a tax-equivalent basis, expanded this quarter to 2.60% from 2.56% for the immediately preceding quarter.
◦Non-brokered deposits grew by $604 million for the quarter ended December 31, 2023. Total deposits grew by $426 million.
◦Non-interest bearing deposits declined by $521 million for the quarter, to 26% of total deposits at December 31, 2023, from 28% at September 30, 2023. On an average basis, non-interest bearing deposits were relatively flat to the prior quarter, declining by only $28.5 million. Most of the period-end decline was attributable to quarter-end outflows related to seasonality in the residential real estate sector, impacting our title solutions vertical and other mortgage related deposits.
◦Residential loans declined by $172 million for the quarter, while our core C&I and commercial real estate portfolios grew by a total of $476 million. Since December 31, 2022, residential loans have declined by $692 million.
◦The amortized cost of the investment securities portfolio declined by $106 million during the quarter ended December 31, 2023 and has declined by $959 million since December 31, 2022.
◦Wholesale funding, including FHLB advances and brokered deposits, declined by $228 million for the quarter. We have paid down FHLB advances by $2.4 billion since March 31, 2023.
◦Liquidity remains ample. Total same day available liquidity was $13.6 billion, the available liquidity to uninsured, uncollateralized deposits ratio was 152% and an estimated 66% of our deposits were insured or collateralized at December 31, 2023.

◦Our capital position is robust. At December 31, 2023, CET1 was 11.4% at a consolidated level. Pro-forma CET1, including accumulated other comprehensive income, was 10.0% at December 31, 2023. The ratio of tangible common equity/tangible assets increased to 7.0% at December 31, 2023.
•For the quarter ended December 31, 2023, the provision for credit losses was $19.3 million compared to $33.0 million for the immediately preceding quarter. The ratio of the ACL to total loans increased to 0.82% at December 31, 2023, from 0.80% at September 30, 2023.
•The net charge-off ratio for the year ended December 31, 2023 was 0.09%. NPAs remained low, totaling $130.6 million at December 31, 2023, down from $140.5 million at September 30, 2023. The NPA ratio at December 31, 2023 declined to 0.37%, including 0.12% related to the guaranteed portion of non-performing SBA loans, from 0.40%, including 0.11% related to the guaranteed portion of non-performing SBA loans at September 30, 2023.
•As expected in the current macro-environment, the average cost of total deposits increased to 2.96% for the quarter ended December 31, 2023 from 2.74% for the immediately preceding quarter. This increase of 0.22% was smaller than the 0.28% increase in the cost of deposits for the quarter ended September 30, 2023, continuing the trend of a declining rate of increase in deposit costs. The yield on average interest earning assets increased to 5.70% for the quarter ended December 31, 2023 from 5.52% for the immediately preceding quarter.
•Our commercial real estate exposure is modest. Commercial real estate loans totaled 23.6% of loans at December 31, 2023, representing 169% of the Bank's total risk based capital. At December 31, 2023, the weighted average LTV of the CRE portfolio was 56.0% and the weighted average DSCR was 1.80. 58% of the portfolio was secured by collateral properties located in Florida and 25% was secured by properties in the New York tri-state area.
•We remain committed to keeping the duration of our securities portfolio short; the duration of the available for sale securities portfolio was 1.96 at December 31, 2023. Held to maturity securities were not significant.
•The net unrealized pre-tax loss on the securities portfolio improved by $109 million for the quarter ended December 31, 2023, now representing 6% of amortized cost. AOCI improved by $50 million.
•Book value and tangible book value per common share continued to grow, to $34.66 and $33.62, respectively, at December 31, 2023, compared to $33.92 and $32.88, respectively, at September 30, 2023 and $32.19 and $31.16, respectively, at December 31, 2022.
Loans
A comparison of loan portfolio composition at the dates indicated follows (dollars in thousands):

	December 31, 2023		September 30, 2023		December 31, 2022
Residential	$8,209,027	33.3%	$8,380,568	34.4%	$8,900,714	35.7%
Non-owner occupied commercial real estate	5,323,241	21.6%	5,296,784	21.7%	5,405,597	21.7%
Construction and land	495,992	2.0%	445,273	1.8%	294,360	1.2%
Owner occupied commercial real estate	1,935,743	7.9%	1,851,246	7.6%	1,890,813	7.6%
Commercial and industrial	6,971,981	28.3%	6,658,010	27.4%	6,417,721	25.9%
Pinnacle - municipal finance	884,690	3.6%	900,199	3.7%	912,122	3.7%
Franchise finance	182,408	0.7%	196,745	0.8%	253,774	1.0%
Equipment finance	197,939	0.8%	219,874	0.9%	286,147	1.1%
Mortgage warehouse lending ("MWL")	432,663	1.8%	407,577	1.7%	524,740	2.1%
	$24,633,684	100.0%	$24,356,276	100.0%	$24,885,988	100.0%

Consistent with our balance sheet strategy, for the quarter ended December 31, 2023, residential loans declined by $172 million, while C&I grew by $399 million, CRE grew by $77 million and MWL grew by $25 million. Franchise, equipment and municipal finance declined by $52 million in aggregate.

Asset Quality and the Allowance for Credit Losses ("ACL")
The following table presents the ACL and related ACL coverage ratios at the dates indicated and net charge-off rates for the periods ended December 31, 2023, September 30, 2023 and December 31, 2022 (dollars in thousands):

	ACL	ACL to Total Loans	ACL to Non-Performing Loans	Net Charge-offs to Average Loans (1)
December 31, 2022	$147,946	0.59%	140.88%	0.22%
September 30, 2023	$196,063	0.80%	143.22%	0.07%
December 31, 2023	$202,689	0.82%	159.54%	0.09%

(1)    Annualized for the nine months ended September 30, 2023.
The ACL at December 31, 2023 represents management's estimate of lifetime expected credit losses given an assessment of historical data, current conditions, and a reasonable and supportable economic forecast as of the balance sheet date. For the quarter ended December 31, 2023, the provision for credit losses was $19.3 million, including $16.3 million related to funded loans. Factors impacting the provision for credit losses and increase in the ACL for the quarter ended December 31, 2023 included the shift in balance sheet composition toward commercial loan categories that typically carry higher reserves and risk rating migration.
The following table summarizes the activity in the ACL for the periods indicated (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Beginning balance	$196,063	$130,671	$147,946	$126,457
Impact of adoption of new accounting pronouncement (ASU 2022-02)	N/A	N/A	(1,794)	N/A
Balance after impact of adoption of new accounting pronouncement (ASU 2022-02)	196,063	130,671	146,152	126,457
Provision	16,257	40,408	78,924	73,814
Net charge-offs	(9,631)	(23,133)	(22,387)	(52,325)
Ending balance	$202,689	$147,946	$202,689	$147,946
Non-performing loans totaled $127.0 million or 0.52% of total loans at December 31, 2023, compared to $136.9 million or 0.56% of total loans at September 30, 2023. Non-performing loans included $41.8 million and $37.8 million of the guaranteed portion of SBA loans on non-accrual status, representing 0.17% and 0.16% of total loans at December 31, 2023 and September 30, 2023, respectively.
The following table presents criticized and classified commercial loans at the dates indicated (in thousands):

	December 31, 2023	September 30, 2023	December 31, 2022
Special mention	$319,905	$341,999	$51,433
Substandard - accruing	711,266	534,336	605,965
Substandard - non-accruing	86,903	96,248	75,125
Doubtful	19,035	19,344	7,990
Total	$1,137,109	$991,927	$740,513
The increase in the substandard accruing category for the quarter ended December 31, 2023 included $74 million of C&I and $118 million of CRE. All of these loans are performing. The substantial majority of the increase was attributable to a small number of loans. Increasing operating costs, including insurance and interest costs, and higher vacancy rates for some office properties were contributing factors.
Net Interest Income
Net interest income for the quarter ended December 31, 2023 was $217.2 million, compared to $214.8 million for the immediately preceding quarter ended September 30, 2023 and $243.1 million for the quarter ended December 31, 2022. Interest income increased by $12.7 million for the quarter ended December 31, 2023 compared to the immediately preceding quarter, while interest expense increased by $10.3 million.

The Company’s net interest margin, calculated on a tax-equivalent basis, increased by 0.04% to 2.60% for the quarter ended December 31, 2023, from 2.56% for the immediately preceding quarter ended September 30, 2023. Factors impacting the net interest margin for the quarter ended December 31, 2023 were:
•The tax-equivalent yield on loans increased to 5.69% for the quarter ended December 31, 2023, from 5.54% for the quarter ended September 30, 2023. This increase reflects the origination of new loans at higher rates, re-positioning of the portfolio and to a lesser extent, the resetting of variable rate loans to higher coupon rates.
•The tax-equivalent yield on investment securities increased to 5.73% for the quarter ended December 31, 2023, from 5.48% for the quarter ended September 30, 2023. Factors leading to this increase included the reset of coupon rates on variable rate securities and retrospective accounting adjustments related to prepayment speeds on certain securities.
•The average cost of interest bearing deposits increased to 4.04% for the quarter ended December 31, 2023 from 3.76% for the quarter ended September 30, 2023, a continuing response to the higher interest rate environment.
•The reduction in the proportion of total funding comprised of more expensive wholesale funding also contributed to the increase in the net interest margin.
Non-interest income and Non-interest expense
Non-interest income totaled $17.1 million for the quarter ended December 31, 2023, compared to $27.7 million for the quarter ended September 30, 2023. The decrease compared to the quarter ended September 30, 2023 was primarily attributable to a $6.5 million loss on sale of lease equipment during the quarter ended December 31, 2023 compared to a $4.2 million gain on sale of lease equipment during the prior quarter.
Non-interest expense totaled $190.9 million for the quarter ended December 31, 2023, compared to $147.1 million for the immediately preceding quarter ended September 30, 2023. The increase over the prior quarter was primarily attributable to a $35.4 million FDIC special assessment recorded during the quarter ended December 31, 2023. The increase in compensation and benefits for the quarter ended December 31, 2023 compared to the immediately preceding quarter primarily resulted from an increase in the Company's stock price, impacting the value of liability-classified share based compensation awards.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Friday, January 26, 2024 with Chairman, President and Chief Executive Officer, Rajinder P. Singh, Chief Financial Officer, Leslie N. Lunak and Chief Operating Officer, Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://register.vevent.com/register/BI50a5352f746b4dc890465ca3d32e6db9. For those unable to join the live event, an archived webcast will be available in the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $35.8 billion at December 31, 2023, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida that provides a full range of banking and related services to individual and corporate customers through banking centers located in the state of Florida, the New York metropolitan area and Dallas, Texas, and a comprehensive suite of wholesale products to customers through an Atlanta office focused on the Southeast region. BankUnited also offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance.
The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as but not limited to adverse events or conditions impacting the financial services industry. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact
BankUnited, Inc.
Investor Relations:
Leslie N. Lunak, 786-313-1698
llunak@bankunited.com
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Cash and due from banks:
Non-interest bearing	$14,945	$12,391	$16,068
Interest bearing	573,338	379,494	556,579
Cash and cash equivalents	588,283	391,885	572,647
Investment securities (including securities reported at fair value of $8,867,354, $8,876,484 and $9,745,327)	8,877,354	8,886,484	9,755,327
Non-marketable equity securities	310,084	312,159	294,172
Loans	24,633,684	24,356,276	24,885,988
Allowance for credit losses	(202,689)	(196,063)	(147,946)
Loans, net	24,430,995	24,160,213	24,738,042
Bank owned life insurance	318,459	319,808	308,212
Operating lease equipment, net	371,909	460,146	539,799
Goodwill	77,637	77,637	77,637
Other assets	786,886	781,332	740,876
Total assets	$35,761,607	$35,389,664	$37,026,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$6,835,236	$7,356,523	$8,037,848
Interest bearing	3,403,539	3,290,391	2,142,067
Savings and money market	11,135,708	10,276,071	13,061,341
Time	5,163,995	5,189,681	4,268,078
Total deposits	26,538,478	26,112,666	27,509,334
Federal funds purchased	—	—	190,000
FHLB advances	5,115,000	5,165,000	5,420,000
Notes and other borrowings	708,973	715,197	720,923
Other liabilities	821,235	872,731	750,474
Total liabilities	33,183,686	32,865,594	34,590,731

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 74,372,505, 74,413,059 and 75,674,587 shares issued and outstanding	744	744	757
Paid-in capital	283,642	279,672	321,729
Retained earnings	2,650,956	2,650,850	2,551,400
Accumulated other comprehensive loss	(357,421)	(407,196)	(437,905)
Total stockholders' equity	2,577,921	2,524,070	2,435,981
Total liabilities and stockholders' equity	$35,761,607	$35,389,664	$37,026,712

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Interest income:
Loans	$346,255	$337,014	$288,973	$1,318,217	$934,642
Investment securities	125,993	122,857	105,172	488,212	280,100
Other	10,957	10,668	7,345	51,152	15,709
Total interest income	483,205	470,539	401,490	1,857,581	1,230,451
Interest expense:
Deposits	192,833	176,974	94,403	660,305	179,972
Borrowings	73,162	78,723	64,021	323,472	137,519
Total interest expense	265,995	255,697	158,424	983,777	317,491
Net interest income before provision for credit losses	217,210	214,842	243,066	873,804	912,960
Provision for credit losses	19,253	33,049	39,608	87,607	75,154
Net interest income after provision for credit losses	197,957	181,793	203,458	786,197	837,806
Non-interest income:
Deposit service charges and fees	5,386	5,402	5,482	21,682	23,402
Gain (loss) on investment securities, net	617	887	320	(10,052)	(15,805)
Lease financing	3,723	16,531	14,153	45,882	54,111
Other non-interest income	7,366	4,904	6,858	29,326	15,928
Total non-interest income	17,092	27,724	26,813	86,838	77,636
Non-interest expense:
Employee compensation and benefits	73,454	68,825	69,902	280,744	265,548
Occupancy and equipment	10,610	10,890	10,770	43,345	45,400
Deposit insurance expense	43,453	7,790	6,205	66,747	17,999
Professional fees	5,052	2,696	3,028	14,184	11,730
Technology	18,628	19,193	22,388	79,984	77,103
Depreciation of operating lease equipment	10,476	11,217	12,547	44,446	50,388
Other non-interest expense	29,190	26,479	23,639	106,501	72,142
Total non-interest expense	190,863	147,090	148,479	635,951	540,310
Income before income taxes	24,186	62,427	81,792	237,084	375,132
Provision for income taxes	3,374	15,446	17,585	58,413	90,161
Net income	$20,812	$46,981	$64,207	$178,671	$284,971
Earnings per common share, basic	$0.27	$0.63	$0.83	$2.39	$3.55
Earnings per common share, diluted	$0.27	$0.63	$0.82	$2.38	$3.54

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended December 31,			Three Months Ended September 30,			Three Months Ended December 31,
	2023			2023			2022
	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$24,416,013	$349,603	5.69%	$24,417,433	$340,357	5.54%	$24,624,062	$292,272	4.72%
Investment securities (3)	8,850,397	126,870	5.73%	9,034,116	123,794	5.48%	9,788,969	106,034	4.33%
Other interest earning assets	801,833	10,957	5.42%	785,146	10,668	5.39%	710,315	7,345	4.10%
Total interest earning assets	34,068,243	487,430	5.70%	34,236,695	474,819	5.52%	35,123,346	405,651	4.60%
Allowance for credit losses	(198,984)			(173,407)			(137,300)
Non-interest earning assets	1,715,795			1,747,310			1,837,156
Total assets	$35,585,054			$35,810,598			$36,823,202
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$3,433,216	$31,978	3.70%	$3,038,870	$25,491	3.33%	$2,183,854	$6,704	1.22%
Savings and money market deposits	10,287,945	104,188	4.02%	10,205,765	97,956	3.81%	12,054,892	68,001	2.24%
Time deposits	5,225,756	56,667	4.30%	5,420,522	53,527	3.92%	3,960,111	19,698	1.97%
Total interest bearing deposits	18,946,917	192,833	4.04%	18,665,157	176,974	3.76%	18,198,857	94,403	2.06%
Federal funds purchased	—	—	—%	—	—	—%	175,637	1,677	3.74%
FHLB advances	5,545,978	64,034	4.58%	6,040,870	69,525	4.57%	6,125,435	53,084	3.44%
Notes and other borrowings	711,073	9,128	5.13%	715,307	9,198	5.14%	721,044	9,260	5.14%
Total interest bearing liabilities	25,203,968	265,995	4.19%	25,421,334	255,697	3.99%	25,220,973	158,424	2.49%
Non-interest bearing demand deposits	6,909,027			6,937,537			8,237,885
Other non-interest bearing liabilities	903,099			868,178			879,207
Total liabilities	33,016,094			33,227,049			34,338,065
Stockholders' equity	2,568,960			2,583,549			2,485,137
Total liabilities and stockholders' equity	$35,585,054			$35,810,598			$36,823,202
Net interest income		$221,435			$219,122			$247,227
Interest rate spread			1.51%			1.53%			2.11%
Net interest margin			2.60%			2.56%			2.81%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Years Ended December 31,
	2023			2022
	Average Balance	Interest (1)	Yield/ Rate (1)	Average Balance	Interest (1)	Yield/ Rate (1)
Assets:
Interest earning assets:
Loans	$24,558,430	$1,331,578	5.42%	$23,937,857	$947,386	3.96%
Investment securities (2)	9,228,718	491,851	5.33%	10,081,701	283,081	2.81%
Other interest earning assets	986,186	51,152	5.19%	675,068	15,709	2.33%
Total interest earning assets	34,773,334	1,874,581	5.39%	34,694,626	1,246,176	3.59%
Allowance for credit losses	(171,618)			(132,033)
Non-interest earning assets	1,749,981			1,721,570
Total assets	$36,351,697			$36,284,163
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$2,905,968	$86,759	2.99%	$2,538,906	$13,919	0.55%
Savings and money market deposits	10,704,470	382,432	3.57%	12,874,240	130,705	1.02%
Time deposits	5,169,458	191,114	3.70%	3,338,671	35,348	1.06%
Total interest bearing deposits	18,779,896	660,305	3.52%	18,751,817	179,972	0.96%
Federal funds purchased	35,403	1,611	4.55%	157,979	2,723	1.72%
FHLB advances	6,331,685	285,026	4.50%	4,383,507	97,763	2.23%
Notes and other borrowings	716,633	36,835	5.14%	721,223	37,033	5.13%
Total interest bearing liabilities	25,863,617	983,777	3.80%	24,014,526	317,491	1.32%
Non-interest bearing demand deposits	7,091,029			8,861,111
Other non-interest bearing liabilities	848,023			708,473
Total liabilities	33,802,669			33,584,110
Stockholders' equity	2,549,028			2,700,053
Total liabilities and stockholders' equity	$36,351,697			$36,284,163
Net interest income		$890,804			$928,685
Interest rate spread			1.59%			2.27%
Net interest margin			2.56%			2.68%

(1)    On a tax-equivalent basis where applicable
(2)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
c	2023	2022	2023	2022
Basic earnings per common share:
Numerator:
Net income	$20,812	$64,207	$178,671	$284,971
Distributed and undistributed earnings allocated to participating securities	(930)	(1,519)	(3,565)	(5,075)
Income allocated to common stockholders for basic earnings per common share	$19,882	$62,688	$175,106	$279,896
Denominator:
Weighted average common shares outstanding	74,384,185	77,043,587	74,493,898	80,032,356
Less average unvested stock awards	(1,130,715)	(1,207,275)	(1,168,004)	(1,224,568)
Weighted average shares for basic earnings per common share	73,253,470	75,836,312	73,325,894	78,807,788
Basic earnings per common share	$0.27	$0.83	$2.39	$3.55
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$19,882	$62,688	$175,106	$279,896
Adjustment for earnings reallocated from participating securities	—	(184)	(275)	(626)
Income used in calculating diluted earnings per common share	$19,882	$62,504	$174,831	$279,270
Denominator:
Weighted average shares for basic earnings per common share	73,253,470	75,836,312	73,325,894	78,807,788
Dilutive effect of certain share-based awards	203,123	127	197,441	94
Weighted average shares for diluted earnings per common share	73,456,593	75,836,439	73,523,335	78,807,882
Diluted earnings per common share	$0.27	$0.82	$2.38	$3.54

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	At or for the Three Months Ended			Years Ended December 31,
	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Financial ratios (4)
Return on average assets	0.23%	0.52%	0.69%	0.49%	0.79%
Return on average stockholders’ equity	3.2%	7.2%	10.3%	7.0%	10.6%
Net interest margin (3)	2.60%	2.56%	2.81%	2.56%	2.68%
Loans to deposits	92.8%	93.3%	90.5%
Tangible book value per common share	$33.62	$32.88	$31.16

	December 31, 2023	September 30, 2023	December 31, 2022
Asset quality ratios
Non-performing loans to total loans (1)(5)	0.52%	0.56%	0.42%
Non-performing assets to total assets (2)(5)	0.37%	0.40%	0.29%
Allowance for credit losses to total loans	0.82%	0.80%	0.59%
Allowance for credit losses to non-performing loans (1)(5)	159.54%	143.22%	140.88%
Net charge-offs to average loans	0.09%	0.07%	0.22%

(1)    We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(2)    Non-performing assets include non-performing loans, OREO and other repossessed assets.
(3)    On a tax-equivalent basis.
(4) Annualized for the three month periods.
(5)    Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $41.8 million or 0.17% of total loans and 0.12% of total assets at December 31, 2023, $37.8 million or 0.16% of total loans and 0.11% of total assets at September 30, 2023 and $40.3 million or 0.16% of total loans and 0.11% of total assets at December 31, 2022.

	December 31, 2023		December 31, 2022		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	7.9%	9.1%	7.5%	8.4%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	11.4%	13.1%	11.0%	12.4%	6.5%
Total risk-based capital	13.4%	13.9%	12.7%	12.9%	10.0%
Tangible Common Equity/Tangible Assets	7.0%	N/A	6.4%	N/A	N/A

Non-GAAP Financial Measures
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at the dates indicated (in thousands except share and per share data):

	December 31, 2023	September 30, 2023	December 31, 2022
Total stockholders’ equity	$2,577,921	$2,524,070	$2,435,981
Less: goodwill and other intangible assets	77,637	77,637	77,637
Tangible stockholders’ equity	$2,500,284	$2,446,433	$2,358,344

Common shares issued and outstanding	74,372,505	74,413,059	75,674,587

Book value per common share	$34.66	$33.92	$32.19

Tangible book value per common share	$33.62	$32.88	$31.16